UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2016

Commission File #: 000-1591157

POCKET GAMES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

46-3813936

(IRS Employer Identification Number)

445 Central Ave. Suite 355
Cedarhurst, New York, 11516

  (Address of principal US executive offices)

 Tel: (347) 460-9994

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Share Exchange with Social Technology Holdings, Inc.,

On February 9, 2016, Pocket Games, Inc. (“Pocket Games” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Social Technology Holdings, Inc., a Delaware corporation (“STH”), AEL Irrevocable Trust (“AIT”), Sugar House Trust (“SHT”, and together with AIT, the “STH Majority Shareholders”) and David Lovatt, the principal and controlling shareholder of the Company (“Lovatt”) regarding the acquisition by the Company from the STH Majority Shareholders of 20,000,000 shares of Class A common stock, par value $0.0001 per share, of STH (the “STH Class A Common Stock”) and 2,000,000 shares of Class B common stock, par value $0.0001 per share, of STH (the “STH Class B Common Stock”). The STH Class A Common Stock and the STH Class B Common Stock transferred to the Company by the STH Majority Shareholders constitute 80% of the issued and outstanding shares of STH Class A Common Stock and 100% of the STH Class B Common Stock.

In exchange for the STH Class A Common Stock and STH Class B Common Stock, the Company issued to the STH Majority Shareholders an aggregate of 320,000 shares of non-redeemable, voting convertible shares of Series B preferred stock of the Company (the “Company Series B Preferred Stock”). In addition, Lovatt, as the owner of 1,000 shares, or 100%, of Company’s Series A Preferred Stock, returned such shares to the Company treasury, in exchange for which the Company reissued 500 shares of such Series A Preferred Stock to the STH Majority Shareholders, and 500 shares of Company Series A Preferred Stock, together with 80,000 shares of Company Series B Preferred Stock, to Lovatt. Each share of the Company’s Series A Preferred Stock entitles the holder(s) to cast 50,000 votes at any meeting of Company stockholders or in connection with any consents required of Company common stockholders

The Company amended its articles of incorporation to authorize an aggregate of 480,000 shares of Company Series B Preferred Stock. The Company Series B Preferred Stock

  does not pay a dividend;

  has a stated or liquidation value of ten ($10.00) dollars per share, or $4,800,000 as to all shares of Company Series B Preferred Stock;

  upon liquidation or a sale of control of the Company is senior to the Company Common Stock;

  provides that upon the occurrence of a “conversion event” (defined as the listing of shares of Company Common Stock on a “qualified stock exchange” (as defined)), the Company Series B Preferred Stock shall automatically convert into 23,067,627 shares of Company Common Stock, or such other number of shares of Company Common Stock as shall represent 48% of the Company’s “fully-diluted Common Stock” (as defined) on the date of conversion; and

  votes with the company’s outstanding Common Stock on an “as converted” basis;

A “qualified stock exchange” is defined as any one of the New York Stock Exchange, the Nasdaq Stock Exchange (including the Nasdaq Capital Markets) or the NYSE:Amex Exchange.

In a related transaction, on February 9, 2016, the Company and STH Acquisition Corp., a newly formed acquisition subsidiary, entered into an agreement and plan of merger with STH which contemplates the merger of STH Acquisition Corp. into STH. As sole consideration for the merger, the holders of 5,000,000 shares of STH Class A Common Stock (the “STH Minority Stockholders”) will receive 80,000 shares of Company Series B Preferred Stock that converts into an additional 8% of the Company’s “fully-diluted Common Stock.” It is contemplated that the transactions contemplated by the merger agreement will be consummated by the end of February or as soon thereafter as is practicable.

The closing of the transactions contemplated by the Exchange Agreement was consummated on February 9, 2016 simultaneously with the execution of such Exchange Agreement.

As a result of the above transactions, the STH Majority Shareholders own 320,000 shares of Company Series B Preferred Stock, convertible into 32% of the Company’s fully-diluted Common Stock, Lovatt owns 80,000 shares of Company Series B Preferred Stock, convertible into 8% of the Company’s fully-diluted Common Stock, and the STH Minority Stockholders will own, upon consummation of the merger, an additional 80,000 shares of Company Series B Preferred Stock, convertible into 8% of the Company’s fully-diluted Common Stock.

Lovatt voted all of his shares of his Company Series A Preferred Stock and all shares of Company Common stock owned by him in favor of the Exchange Agreement and the merger. Other than Lovatt, the Exchange and merger is not subject to the approval by the shareholders of the Company. The Exchange Agreement contains customary representations and warranties regarding STH, Lovatt, the STH Majority Shareholders and the Company.

STH is the owner and operator of all the trademarks and other related intellectual property of social media platform and social community website Poolworks (Germany) Ltd. (“Poolworks”).

On February 9, 2016 the parties to the Exchange Agreement executed a letter of waiver, pursuant to which all parties to the Exchange Agreement agreed to waive, as a condition to the closing of the transactions contemplated by the Exchange Agreement and the exhibits thereto, the delivery of STH disclosure schedules and Company disclosure schedules. However, the parties agreed to undertake to prepare and deliver within 30 days to the other parties their respective disclosure schedules to the Exchange Agreement.

The foregoing summary of certain terms of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated into this Current Report on Form 8-K (“Form 8-K”) by reference. The foregoing summary of certain terms of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.2 and is hereby incorporated into this Form 8-K by reference. The foregoing summary of certain terms of the Waiver Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver Letter, a copy of which is attached hereto as Exhibit 2.3 and is hereby incorporated into this Form 8-K by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of Company Series A Preferred Stock and Company Series B Preferred Stock was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of Company Series A Preferred Stock and Company Series B Preferred Stock did not involve a public offering and was made without general solicitation or advertising. The STH Majority Shareholders have represented that, among other things, that all represented parties are accredited investors, as such term is defined in Regulation D of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangement of Certain Officers.

(a)	Effective February 9, 2016, Elliot Polatoff, the Secretary of the Company, was removed from his positions as one of our officers by unanimous written consent of the board of directors of the Company (the “Board”);

(b)	Effective February 9, 2016, the Board by unanimous written consent in lieu of a meeting appointed David Lovatt, the current President of the Company, to also hold and serve in the office of the Secretary of the Company. On February 9, 2016, Mr. Lovatt consented to this appointment by the Board and joined as the Secretary of the Company;

(c)	On February 9, 2016, the Board nominated Joseph Nejman as a candidate for appointment to the Board, and the majority shareholders of the Company voted, by unanimous written consent in lieu of a special meeting of the shareholders, to elect and appoint Joseph Nejman to the Board, to hold and serve as a director and hold office until our next annual meeting of shareholders and to serve until his successor is duly elected and qualified, or until his earlier resignation or removal. On February 9, 2016, Mr. Nejman consented to this appointment and joined as a member of the Board.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and the New Board Member.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 9, 2016, the Company filed articles of amendment to its articles of incorporation with the Secretary of State of Florida, pursuant to Section 607.0602 of the Florida Business Corporation Act, which amended and restated the Company’s articles of incorporation to include the rights, preferences, privileges and designations of the Company Series A Preferred Stock and Company Series B Preferred Stock (the “Amended Articles of Incorporation”). A copy of the Amended Articles of Incorporation is filed as Exhibit 3.1 to this report and incorporated herein by reference. The amended articles of incorporation authorized the issuance of up to 1,000 shares of Company Series A Preferred Stock and 480,000 shares of the Company Series B Preferred Stock.

The foregoing summary of certain terms of the amended articles of incorporation and the summary of the rights, privileges and designations of the Company Series A Preferred Stock and Company Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the Amended Articles of Incorporation is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Exhibits.

Exhibit No.

2.1	Share Exchange Agreement dated February 9, 2016 between Pocket Games, Inc., Social Technology Holdings, Inc., Sugar House Trust, AEL Irrevocable Trust and David Lovatt.

2.2	Agreement and Plan of Merger dated February 9, 2016 between Pocket Games, Inc., Social Technology Holdings, Inc., STH Acquisition Corp.

2.3	Waiver Letter dated February 9, 2016 between Social Technology Holdings, Inc., David Lovatt and Pocket Games, Inc.

3.1	Articles of Amendment to the Articles of Incorporation of Pocket Games, Inc., as filed with the Florida Secretary of State of February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POCKET GAMES, INC.

Date: February 16, 2016	By:	/s/ David Lovatt
David Lovatt
Chief Executive Officer